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                                                                     Exhibit 1.1

                              TEXAS ROADHOUSE, INC.
                                9,108,408 Shares
                              Class A Common Stock
                             UNDERWRITING AGREEMENT
                              dated October 4, 2004




                         BANC OF AMERICA SECURITIES LLC
                          WACHOVIA CAPITAL MARKETS, LLC
                         RBC CAPITAL MARKETS CORPORATION
                               SG COWEN & CO., LLC

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                             UNDERWRITING AGREEMENT


October 4, 2004


Banc of America Securities LLC
   As Lead Representative of the several Underwriters
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
SG Cowen & Co., LLC
   As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019


Ladies and Gentlemen:

         INTRODUCTORY. Texas Roadhouse, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "UNDERWRITERS") an aggregate of 6,250,000 shares of its Class A Common Stock, par value $0.001 per share (the "CLASS A COMMON STOCK");
W. Kent Taylor, the Chairman of the Company, proposes to sell to the Underwriters an aggregate of 2,500,000 shares of Class A Common Stock; G.J. Hart, the Chief Executive Officer of the Company, proposes to sell to the Underwriters an aggregate of 218,758 shares of Class A Common Stock; and Steven
L. Ortiz, the Chief Operating Officer of the Company (together with Mr. Taylor and Mr. Hart, the "PRIMARY SELLING STOCKHOLDERS"), proposes to sell to the Underwriters an aggregate of 139,650 shares of Class A Common Stock. The 6,250,000 shares of Class A Common Stock to be sold by the Company and the 2,858,408 shares of Class A Common Stock to be sold by the Primary Selling Stockholders are collectively called the "FIRM COMMON SHARES". In addition, the Company and certain other selling stockholders set forth in Schedule B hereto (the "SECONDARY SELLING SHAREHOLDERS" and together with the Primary Selling Stockholders, the "SELLING STOCKHOLDERS") have granted to the Underwriters an option to purchase up to an additional 1,366,261 shares of Class A Common Stock up to the amount set forth opposite their names in Schedule B, all as provided in Section 2. The additional 1,366,261 shares of Class A Common Stock to be sold by the Company and the Selling Stockholders pursuant to such option are collectively called the "OPTIONAL COMMON SHARES". The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "COMMON SHARES". Banc of America Securities LLC ("BAS"), Wachovia Capital Markets, LLC, RBC Capital Markets Corporation, and SG Cowen & Co., LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES" and BAS in such capacity, the "LEAD

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REPRESENTATIVE") in connection with the offering and sale of the Common Shares.
The Class A Common Stock and the Company's Class B Common Stock, par value $0.001 per share (the "CLASS B COMMON STOCK") are referred to herein as the "COMMON STOCK".

         The Company and the Underwriters agree that up to five percent of the Firm Common Shares to be purchased by the Underwriters (the "DIRECTED SHARES") shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and the TR Entities (as defined below) and persons having business relationships with the Company and the TR Entities (collectively, the "PARTICIPANTS"), as part of the distribution of the Common Shares by the Underwriters (the "DIRECTED SHARE PROGRAM") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. BAS (in such capacity, the "DESIGNATED UNDERWRITER") has been selected by the Company to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-115259), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it will be declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "REGISTRATION STATEMENT". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(B) REGISTRATION STATEMENT", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "PROSPECTUS"; PROVIDED, HOWEVER, if the Company has, with the consent of BAS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "PRELIMINARY PROSPECTUS") dated September 20, 2004 (such preliminary prospectus is called the "RULE 434 PRELIMINARY PROSPECTUS"), together with the applicable term sheet (the "TERM SHEET") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Company and the Selling Stockholders hereby confirm their engagement of SG Cowen & Co., LLC as, and SG Cowen & Co., LLC hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the NASD with respect to

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the offering and sale of the Shares. SG Cowen & Co., LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

         As described in more detail in the Prospectus, immediately prior to the sale of the Common Shares to the Underwriters as contemplated by this Agreement, the Company and the TR Entities will undertake a corporate reorganization whereby:

         (i) pursuant to the Master Transaction Agreement dated as of May 7, 2004 (the "MASTER TRANSACTION AGREEMENT") among the Company Texas Roadhouse Management Corp. ("TR MANAGEMENT"), Texas Roadhouse Holdings LLC ("TR HOLDINGS"), Texas Roadhouse Development Corporation ("TR DEVELOPMENT"), each of the other entities identified in the Master Transaction Agreement that own a direct interest in TR Holdings (the "TR HOLDING COMPANIES") or a direct interest in an entity that owns and operate a Texas Roadhouse restaurant (the "TR RESTAURANT ENTITIES"), and the other persons identified in the Master Transaction Agreement, TR Management will merge with Texas Roadhouse Management Interim LLC with TR Management being the surviving entity and thereby becoming a wholly-owned subsidiary of the Company and, in consideration therefore, the holders of non-voting common shares of TR Management will receive shares of Class A Common Stock;

         (ii) pursuant to the Master Transaction Agreement, TR Development will be merged with Texas Roadhouse Development Interim LLC with TR Development being the surviving entity and thereby becoming a wholly-owned subsidiary of the Company and, in consideration therefore, the shareholders of TR Development will receive shares of Class A Common Stock;

         (iii) pursuant to the Master Transaction Agreement, TR Holdings will be merged with Texas Roadhouse Holdings Interim LLC with TR Holdings being the surviving entity and thereby becoming a subsidiary of the Company and, in consideration therefore, the equity holders of TR Holdings will receive shares of Class A Common Stock; and

         (iv) pursuant to the Master Transaction Agreement, direct or indirect subsidiaries of the Company will merge with each of the TR Holding Companies and the TR Restaurant Entities as described in the Master Transaction Agreement thereby resulting in each TR Holding Company and TR Restaurant Entity becoming a direct or indirect wholly-owned subsidiary of the Company, and, in consideration therefore, the shareholders of the TR Holding Companies, and the minority equity holders in the TR Restaurant Entities, will receive shares of Class A Common Stock.

Each of the agreements referred to in the preceding clauses (i) through (iv), and any agreements entered into in connection therewith, are collectively referred to herein as the "REORGANIZATION AGREEMENTS"). The foregoing transactions described in clauses (i) through (iv) and as


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contemplated by the Reorganization Agreements are collectively referred to herein as the "REORGANIZATION." TR Management, TR Development, TR Holdings, the TR Holding Companies and the TR Restaurant Entities and the other entities listed on Exhibit 21 to the Registration Statement are referred to herein collectively as the "TR ENTITIES".

         References in this Agreement to "the Company's knowledge" means to the knowledge of each "named executive officer" of the Company in the Prospectus.

         The Company and the Selling Stockholders hereby confirm their respective agreements with the Underwriters and the QIU as follows:

         SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each Underwriter and the QIU as follows:

         (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Other than Amendment No. 8 to the Registration Statement filed the date hereof, a copy of which has been provided to you, no further amendment to the Registration Statement will be filed prior to the effectiveness of the Registration Statement without your prior written consent. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

         Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.


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         (b) OFFERING MATERIALS FURNISHED TO UNDERWRITERS. The Company has
delivered to each Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

         (c) DISTRIBUTION OF OFFERING MATERIAL. None of the Company or any TR Entity has distributed or will distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         (d) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (e) AUTHORIZATION OF THE COMMON SHARES. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares to be purchased by the Underwriters from the Selling Stockholders were validly issued and fully paid and are nonassessable.

         (f) AUTHORIZATION OF THE REORGANIZATION. The Company and each of the TR Entities that is a party to any of the Reorganization Agreements (collectively, the "TR REORGANIZATION PARTIES") and, to the Company's knowledge, the other parties to the Reorganization Agreements, have all requisite power and authority to enter into, perform their obligations under and to consummate the transactions contemplated by each of the Reorganization Agreements to which they are a party. Each of the Reorganization Agreements (i) has been duly authorized, executed and delivered by each TR Reorganization Party to which it is a party and, to the Company's knowledge, by each other party thereto and (ii) constitutes a legal, valid and binding agreement enforceable in accordance with its terms, except as such enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (g) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. Other than the Selling Stockholders, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement that have not been waived.

         (h) NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there


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has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the TR Entities, considered as one entity (any such change is called a "MATERIAL ADVERSE CHANGE"); (ii) the Company and the TR Entities, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any TR Entity, or repurchase or redemption by the Company or any TR Entity of any class of capital stock, except for (a) dividends paid to the Company or any TR Entity and (b) distributions or dividends made or paid to the equity owners of the TR Entities related to the undistributed net income of such entities for periods prior to the consummation of the Reorganization and, in each case, as described in or otherwise contemplated by the Prospectus.

         (i) INDEPENDENT ACCOUNTANTS. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent certified public accountants as required by the Securities Act.

         (j) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the combined financial position of TR Holdings and the entities under common control therewith as described in such financial statements (the "COMBINED ENTITIES") as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The historical financial data set forth in the Prospectus under the captions "Summary Historical and Pro Forma Combined Financial and Operating Data", "Capitalization" and "Selected Historical and Pro Forma Combined Financial and Operating Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The condensed pro forma combined financial statements of the Combined Entities and the related notes thereto included in the prospectus under the caption "Unaudited Condensed Pro Forma Combined Financial Statements" present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial data set forth in the Prospectus under the captions "Summary Historical Pro Forma Combined Financial Statements", "Capitalization" and "Selected Historical and Pro Forma Combined Financial and Operating Data" fairly present the information set forth therein on a basis consistent with that of the condensed audited combined financial statements contained in the Registration Statement.


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         (k) INCORPORATION AND GOOD STANDING. Each of the Company and the TR
Entities has been duly incorporated or validly formed and is validly existing as a corporation, limited liability company or limited partnership under the laws of the jurisdiction of its incorporation or formation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and the TR Entities is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Upon consummation of the Reorganization prior to sale of the shares of Common Stock to the Underwriters pursuant to this Agreement, all of the issued and outstanding capital stock or equity interests of each subsidiary of the Company will have been duly authorized, validly issued, fully paid and nonassessable and will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (except for any security interest, mortgage, pledge, lien, encumbrance or claim securing the Company's obligations under the New Credit Agreement). Upon consummation of the Reorganization prior to sale of the shares of Common Stock to the Underwriters pursuant to this Agreement, the Company will not own or control, directly or indirectly, any corporation, association or other entity other than the TR Entities.

         (l) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. Upon consummation of the Reorganization prior to sale of the shares of Class A Common Stock to the Underwriters pursuant to this Agreement, all of the issued and outstanding shares of Common Stock (including the shares of Class A Common Stock owned by the Selling Stockholders and the shares of Common Stock to be issued in connection with the Reorganization) will have been duly authorized and validly issued, fully paid and nonassessable and will have been issued in compliance with federal and state securities laws. None of the outstanding shares of Class A Common Stock were or will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no and, upon consummation of the Reorganization prior to sale of the shares of Class A Common Stock to the Underwriters pursuant to this Agreement, there will be no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock equity plan, and the options granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plan.

         (m) QUOTATION. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.


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         (n) NON-CONTRAVENTION OF EXISTING INSTRUMENTS; NO FURTHER
AUTHORIZATIONS OR APPROVALS REQUIRED. None of the Company or the TR Entities is in violation of its charter, by-laws or other organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of the property or assets of it or any of them is subject (each, an "EXISTING INSTRUMENT"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. (1) The execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby and by the Prospectus, (2) the execution, delivery and performance of the Reorganization Agreements by the TR Reorganization Parties and the consummation of the Reorganization, and (3) the execution, delivery and performance of the New Credit Agreement by the TR Credit Agreement Parties and incurrence of indebtedness under the New Credit Agreement as of the Closing Date as described in the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws or organizational documents of the Company or any TR Entity, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any TR Entity pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any TR Entity. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for (w) the execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated hereby and by the Prospectus, (x) the execution, delivery and performance of the Reorganization Agreements by the TR Reorganization Parties and the consummation of the Reorganization, and (y) the execution, delivery and performance of the New Credit Agreement by the TR Credit Agreement Parties and incurrence of indebtedness under the New Credit Agreement as of the Closing Date as described in the Prospectus, except (A) with respect to clauses (w) and (x) the effectiveness of the Registration Statement under the Securities Act and such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD and (B) with respect to clause (x), filings of articles of merger with the Secretaries of State of the Commonwealth of Kentucky.

         (o) NO MATERIAL ACTIONS OR PROCEEDINGS. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any TR Entity,
(ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any TR Entity or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or any TR Entity and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any TR Entity, or with the employees of any principal supplier of the Company or any TR Entity, exists or, to the Company's knowledge, is threatened or imminent.


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         (p) INTELLECTUAL PROPERTY RIGHTS. The Company and the TR Entities own
or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Company or any TR Entity has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. None of the Company or any TR Entity is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company or any TR Entity has been obtained or is being used by the Company or any TR Entity in violation of any contractual obligation binding on any of them or, to the Company's knowledge, any of their officers, directors or employees or otherwise in violation of the rights of any persons.

         (q) ALL NECESSARY PERMITS, ETC. The Company and the TR Entities possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Company or any TR Entity has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

         (r) TITLE TO PROPERTIES. Each TR Entity has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A) (k) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value (except as such value may be impacted by the amount of the indebtedness relating to liens that secure the Company's existing credit agreement and other loans and mortgages at various restaurant sites) of such property and do not materially interfere with the use currently made or proposed to be made of such property by such TR Entity. The real property, improvements, equipment and personal property held under lease by each TR Entity are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by each TR Entity.

         (s) TAX LAW COMPLIANCE. The Company and the TR Entities have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Except as disclosed in the Prospectus with respect to the Company's recording of a cumulative net deferred tax liability upon becoming a "C" corporation, adequate charges, accruals and reserves have been made in the applicable financial statements referred to in
Section 1(A)(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Combined Entities has not been finally determined.


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         (t) COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the Common Shares and the consummation of the Reorganization will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (u) INSURANCE. The Company and the TR Entities are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the TR Entities against theft, damage, destruction, acts of vandalism and, if located in an earthquake zone, earthquakes. The Company has no reason to believe that the Company or any TR Entity will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Company or any TR Entity has been denied any insurance coverage which it has sought or for which it has applied.

         (v) NO PRICE STABILIZATION OR MANIPULATION. None of the Company or the TR Entities has taken and will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

         (w) RELATED PARTY TRANSACTIONS. There are no business relationships or related-party transactions involving the Company, any TR Entity, any Selling Stockholder or any other person required to be described in the Prospectus which have not been described as required.

         (x) DISCLOSURE CONTROLS AND PROCEDURES. TR Holdings has established and maintains and the Company will continue to establish and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to it, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date hereof and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in TR Holdings and the Company's internal controls over financial reporting. Since the most recent evaluation of TR Holdings' disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that are reasonably likely to significantly affect internal control over financial reporting.

         (y) COMPANY'S ACCOUNTING SYSTEM. TR Holdings maintains and the Company will continue to maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (z) ERISA COMPLIANCE. The Company, the TR Entities and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, any TR Entity or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA AFFILIATE" means, with respect to the Company, any TR Entity, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE") of which the Company or any TR Entity is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, any TR Entity or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, any TR Entity or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). None of the Company, any TR Entity or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, any TR Entity or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (aa) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as otherwise disclosed in the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change (i) none of the Company or any TR Entity is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of their respective businesses under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any TR Entity received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any of them is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any TR Entity has received written notice, and no written notice by any person or entity, alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any TR Entity, now or in the past (collectively, "ENVIRONMENTAL CLAIMS"), pending or, to the best of the Company's knowledge, threatened against the Company or any TR Entity or any person or entity whose liability for any Environmental Claim the Company or any TR Entity has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any TR Entity or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any TR Entity has retained or assumed either contractually or by operation of law.

         (bb) BROKERS. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

         (cc) NO OUTSTANDING LOANS OR OTHER INDEBTEDNESS. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any TR Entity to or for the benefit of any of the officers or directors of the Company or any TR Entity or any of the members of any of them, except as disclosed in the Prospectus.

         (dd) COMPLIANCE WITH LAWS. None of the Company or any TR Entity has been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

         (ee) DIRECTED SHARE PROGRAM. (i) The Company has not offered, or caused the Underwriters to offer, any Common Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company or any TR Entity to alter the customer's or supplier's level or type of business with the Company or any TR Entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any TR Entity or their products and services. The Company acknowledges that the Directed Share Program shall not be offered to persons resident outside of the United States.

         Any certificate signed by an officer of the Company or any TR Entity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or such TR Entity, as the case may be, to each Underwriter as to the matters set forth therein.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and the Selling Stockholders and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         B. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally, and not jointly, represents, warrants and covenants to each Underwriter and the QIU as follows:

         (a) THE UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (b) THE CUSTODY AGREEMENT AND THE POWERS OF ATTORNEY. (i) The custody agreement (the "CUSTODY AGREEMENT") signed by the members of the Committee (as defined therein), or any of them, on behalf of such Selling Stockholder and National City Bank of Kentucky, as custodian (the "CUSTODIAN"), relating to the deposit of the Common Shares to be sold by such Selling Stockholder and (ii) each power of attorney (a "POWER OF ATTORNEY") appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "ATTORNEY-IN-FACT") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus, of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (c) TITLE TO COMMON SHARES TO BE SOLD; ALL AUTHORIZATIONS OBTAINED. The Common Shares to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the Commonwealth of Kentucky. Upon the consummation of the Reorganization and on the applicable Closing Date, such Selling Stockholder will have, good and valid title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and the Custody Agreement (through one or more Attorneys-in-Fact) and its Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder. Upon the Underwriters' acquiring possession of such Common Shares (or an agent's acquiring possession of such Common Shares on the Underwriters' behalf) and paying the purchase price therefor as herein contemplated, the Underwriters will acquire their respective interests in such Common Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free of any adverse claim.

         (d) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Common Shares to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, will be placed in the custody of the custodian under the Custody Agreement with irrevocable conditional instructions to such Selling Stockholder's Attorney-in-Fact under its Power of Attorney to deliver such Common Shares to the Underwriters pursuant to this Agreement upon consummation of the Reorganization.

         (e) DELIVERY OF THE COMMON SHARES TO BE SOLD. Delivery of the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

         (f) NON-CONTRAVENTION; NO FURTHER AUTHORIZATIONS OR APPROVALS REQUIRED. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement (through one or more Attorneys-in-Fact) and its Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to any agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

         (g) NO REGISTRATION OR OTHER SIMILAR RIGHTS. Such Selling Stockholder does not have any registration or other similar rights to have any other equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

         (h) NO FURTHER CONSENTS. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

         (i) DISCLOSURE MADE BY THE SELLING STOCKHOLDER IN THE PROSPECTUS. All information furnished by or on behalf of such Selling Stockholder expressly for use in the Registration

Statement and Prospectus is, and on the applicable Closing Date on which the Common Shares of such Selling Stockholder are sold pursuant to this Agreement will be, true, correct, and complete in all material respects, and does not, and such Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

         (j) NO PRICE STABILIZATION OR MANIPULATION. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Common Shares.

         (k) CONFIRMATION OF COMPANY REPRESENTATIONS AND WARRANTIES BY CERTAIN SELLING STOCKHOLDERS. Each Selling Stockholder (i) has no reason to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct, (ii) is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Change and (iii) is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus; provided however that, clauses (i) and (ii) of this paragraph (k) shall not apply to any Selling Stockholder who is not a "named executive officer" of the Company in the Prospectus (each, an "OTHER SELLING STOCKHOLDER" and together, the "OTHER SELLING STOCKHOLDERS").

         (l) DISTRIBUTION OF OFFERING MATERIAL. Such Selling Stockholder and its affiliates have not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

         Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to such Selling Stockholder, and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         (a) THE FIRM COMMON SHARES. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 6,250,000 Firm Common Shares and (ii) Mr. Taylor agrees to sell to the several Underwriters an aggregate of 2,500,000 Firm

Common Shares, (iii) Mr. Hart agrees to sell to the several Underwriters an aggregate of 218,758 Firm Common Shares and (iv) Mr. Ortiz agrees to sell to the several Underwriters an aggregate of 139,650 Firm Common Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Primary Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Primary Selling Stockholders shall be $[___] per share.

         (b) THE FIRST CLOSING DATE. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Frost Brown Todd LLC, 400 West Market Street, Louisville, Kentucky (or such other place as may be agreed to by the Company and the Lead Representative) at 9:00 a.m., Louisville time, on [___], 2004, or such other time and date not later than 1:30 p.m., Louisville time, on [___], 2004(1) as the Lead Representative shall designate by notice to the Company (the time and date of such closing are called the "FIRST CLOSING DATE"). The Company and the Primary Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Primary Selling Stockholder or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         (c) THE OPTIONAL COMMON SHARES; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and the Secondary Selling Stockholders hereby grant, severally and not jointly, an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,375,261 Optional Common Shares from the Company and the Secondary Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Lead Representative to the Company and the Secondary Selling Stockholders or any Attorney-in-Fact of any Selling Stockholder designated in its Power of Attorney, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "FIRST CLOSING DATE" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "SECOND CLOSING DATE" (and each of the First Closing Date and the Second Closing Date is referred to herein generically as a "CLOSING DATE") and shall be determined by the Lead

----------
(1)      Ten business days following the original contemplated First Closing
         Date.

Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Lead Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) each of the Company and each Secondary Selling Stockholder agrees, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Lead Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of the Company or such Secondary Selling Stockholder bears to the total number of Optional Common Shares. The Lead Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Secondary Selling Stockholders.

         (d) PUBLIC OFFERING OF THE COMMON SHARES. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         (e) PAYMENT FOR THE COMMON SHARES. Payment for the Common Shares to be sold by the Company and the Primary Selling Stockholders at the First Closing Date shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Company and the Secondary Selling Stockholders at the Second Closing Date shall be made at the Second Closing Date by wire transfer of immediately available funds to the order of the Custodian, or to such other accounts as shall be agreed to between each of the Company and the Selling Stockholders, and the Underwriters.

         It is understood that the Lead Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Lead Representative or Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Lead Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling

Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

         (f) DELIVERY OF THE COMMON SHARES. The Company and the Primary Selling Stockholders shall deliver, or cause to be delivered, to the Lead Representative for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Secondary Selling Stockholders shall also deliver, or cause to be delivered, to the Lead Representative for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from them at the Second Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Lead Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Lead Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         (g) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3. ADDITIONAL COVENANTS.

         A. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter and the QIU as follows:

         (a) REPRESENTATIVES' REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (b) SECURITIES ACT COMPLIANCE. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or, during the Prospectus Delivery Period, of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

         (c) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS AND OTHER SECURITIES ACT MATTERS. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

         (e) BLUE SKY COMPLIANCE. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

         (g) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

         (h) EARNINGS STATEMENT. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 27, 2005 that satisfies the provisions of Section 11(a) of the Securities Act.

         (i) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

         (j) COMPANY TO PROVIDE INTERIM FINANCIAL STATEMENTS. Prior to any Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company or any TR Entity for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (k) QUOTATION. The Company will use its best efforts to include, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

         (l) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS and Wachovia Capital Markets, LLC (which consent may be withheld at their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares or with respect to shares of Common Stock issued pursuant to the Reorganization); PROVIDED, HOWEVER, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         (m) FUTURE REPORTS TO THE REPRESENTATIVES. During the period of five years hereafter the Company will furnish to BAS at 9 West 57th Street, New York, NY 10022 Attention: Legal Department (i) as soon as practicable after the end of each fiscal year and public disclosure thereof, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and consolidated statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, to the extent not available on EDGAR, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (n) INVESTMENT LIMITATION. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

         (o) NO MANIPULATION OF PRICE. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (p) EXISTING LOCK-UP AGREEMENT. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

         B. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder further covenants and agrees with each Underwriter and the QIU:

         (a) LOCK-UP AGREEMENT. On or prior to the date hereof, such Selling Stockholder shall have furnished to the Representatives an agreement in the form of Exhibit C hereto.

         (b) DELIVERY OF FORM W-9. To deliver to the Representatives prior to the applicable Closing Date on which the Common Shares of such Selling Stockholder will be sold to the Underwriters pursuant to this Agreement, a properly completed and executed United States Treasury Department Form W-9.

         The Lead Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, the Lead Representative, for the benefit of the other Representatives, agrees not to consent to any action proposed to be taken by the Company, any Selling Stockholder or any other holder of the Company's securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other security holder with the provisions of, Section 3A(l) or 3B(a) above or any lock-up agreement delivered pursuant to Section 6(k) below without giving the other Representatives at least 17 days prior notice (or such shorter notice as the other Representative may deem acceptable to permit compliance with applicable provisions of NASD Conduct
Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

         SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Stockholders' obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent certified public accountants and other advisors and the counsel for all of the Selling Stockholders, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Stock on the Nasdaq National Market, (ix) fees and expenses of the Custodian, (x) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (xi) all costs and expenses of the QIU in connection with its performance of the role of qualified independent underwriter and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         Each Selling Stockholder further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Stockholder and (ii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by the Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

         This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) ACCOUNTANTS' COMFORT LETTER. On the date hereof, the Representatives shall have received from KPMG LLP, independent certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional four conformed copies of such accountants' letter for each of the several Underwriters).

         (b) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM NASD.

         (i) The Registration Statement shall have been declared effective and the Company shall have received notice thereof not later than 5:00 p.m., New York City time, on October 4, 2004, or at such other time as the Company and the Underwriters may agree;

         (ii) For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                  (A) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                  (B) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (C) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (c) NO MATERIAL ADVERSE CHANGE OR RATINGS AGENCY CHANGE. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                  (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (d) OPINION OF COUNSEL FOR THE COMPANY. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Frost Brown Todd LLC, counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit A (and the Representatives shall have received an additional four conformed copies of each such counsel's legal opinion for each of the several Underwriters).

         (e) OPINION OF COUNSEL FOR THE UNDERWRITERS. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date.

         (f) OFFICERS' CERTIFICATE. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                  (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (g) BRING-DOWN COMFORT LETTER. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received from KPMG LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional four conformed copies of such accountants' letter for each of the several Underwriters).

         (h) OPINION OF COUNSEL FOR THE SELLING STOCKHOLDERS. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of counsel for each Selling Stockholder, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional four conformed copies of such counsel's legal opinion for each of the several Underwriters).

         (i) SELLING STOCKHOLDERS' CERTIFICATE. On each of the First Closing Date and the Second Closing Date, the Representatives shall receive a written certificate executed by each Selling Stockholder, dated as of such Closing Date, to the effect that:

                  (i) the representations, warranties and covenants of such Selling Stockholder set forth in Sections 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

                  (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

         (j) SELLING STOCKHOLDERS' DOCUMENTS. On the date hereof, the Company and each Selling Stockholder shall have furnished for review by the Representatives copies of the Powers of Attorney and the Custody Agreement executed by the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

         (k) LOCK-UP AGREEMENT FROM CERTAIN SECURITYHOLDERS OF THE COMPANY. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director, officer and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein) listed on Schedule C hereto, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (l) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Common Shares to be sold by the Selling Stockholders pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, shall have been placed in custody with the Custodian under the Powers of Attorney and the Custody Agreement with irrevocable conditional instructions to deliver such Common Shares to the Underwriters pursuant to this Agreement.

         (m) REORGANIZATION; ACQUISITION. The Reorganization shall have been completed.

         (n) ADDITIONAL DOCUMENTS. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10, Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company and any defaulting Selling Stockholder, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; PROVIDED, HOWEVER, in the event this Agreement is terminated pursuant to Section 10 hereof, the Company shall not be required to reimburse any defaulting Underwriter pursuant to this
Section 6.

         SECTION 7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not become effective until the later of (i) the execution and delivery of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act; provided that Sections 4, 6, 8 and 9 shall at all times be effective.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 8.  INDEMNIFICATION.

         (a) INDEMNIFICATION OF THE UNDERWRITERS BY THE COMPANY AND THE MANAGEMENT SELLING STOCKHOLDERS. The Company and each of the Selling Stockholders who is a "named executive officer" of the Company in the Prospectus (a "MANAGEMENT SELLING STOCKHOLDER), jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any prospectus wrapper material distributed in Canada or any other foreign jurisdiction or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or the Management Selling Stockholders contained herein; or (iv) in whole or in part upon any failure of the Company or the Management Selling Stockholders to perform their respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause
(i) or (ii) above, PROVIDED that the Company and the Management Selling Stockholders shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Management Selling Stockholders may otherwise have. Notwithstanding the provisions of this Section 8(a), the indemnification obligations of each Management Selling Stockholder pursuant to this Section 8(a) and to Section 8(f) shall be limited in the aggregate to the total net proceeds received by such Management Selling Stockholder from the offering of the Common Shares pursuant to this Agreement.

         (b) INDEMNIFICATION BY OTHER SELLING STOCKHOLDERS. Each Other Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Other Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of such Other Selling Stockholder contained herein; or (iv) in whole or in part upon any failure of such Other Selling Stockholder to perform its respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, PROVIDED that the such Other Selling Stockholder shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary above, the liability of each Other Selling Stockholders under the foregoing indemnity pursuant to clauses (i), (ii) and (v) of this paragraph 8(b) shall be limited to losses, claims, damages, liability or expenses arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Other Selling Stockholder furnished to the Company by or with the approval of such Selling Stockholder specifically for use in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each Underwriter hereby acknowledges that the only information that the Other Selling Stockholders have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is the information relating to such Selling Stockholder set forth in the table under the caption "Principal and Selling Stockholders" in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Other Selling Stockholders may otherwise have. Notwithstanding the provisions of this Section 8(b), the indemnification obligations of each Other Selling Stockholder pursuant to this Section 8(b) shall be limited to the total net proceeds received by such Other Selling Stockholder from the offering of the Common Shares pursuant to this Agreement.

          (c) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS AND THE SELLING STOCKHOLDERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholder hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) in the table in the first paragraph under the caption "Underwriting" in the Prospectus,
(B) in the second and third sentence of the fourth paragraph under the caption "Underwriting" in the Prospectus, (C) the sixth (Availability of Prospectus Online) paragraph under the caption "Underwriting" in the Prospectus, (D) in the tenth, eleventh, twelfth and thirteenth paragraphs under the caption "Underwriting--Stabilization" in the prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this
Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(c) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party is required to so reimburse the indemnified party pursuant to this Section 8 and shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (f) INDEMNIFICATION OF THE QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company and the Management Selling Stockholders, jointly and severally, agree to indemnify and hold harmless the QIU, its directors, officers, employees, members, representatives and agents and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person promptly upon demand for any legal or other expense reasonably incurred by them in connection with investigating, preparing to defend, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company and the Management Selling Stockholders shall not be liable in any such case to the extent that it is judicially determined in a final judgment by a court of competent jurisdiction that any such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of the QIU. Notwithstanding the provisions of this Section 8(f), the indemnification obligations of each Management Selling Stockholder pursuant to this Section 8(f) and to Section 8(a) shall be limited in the aggregate to the total net proceeds received by such Management Selling Stockholder from the offering of the Common Shares pursuant to this Agreement.

         (g) INDEMNIFICATION FOR DIRECTED SHARES. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officers and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is
(i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

         SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

         The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the total net proceeds from the offering of the Common Shares pursuant to this Agreement that are received by the Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Lead Representative with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Lead Representative, the Company and the Primary Selling Stockholder for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Lead Representative or the Company shall have the right to postpone the First Closing Date and either the Lead Representative or the Other Selling Stockholders shall have the right to postpone the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "UNDERWRITER" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Lead Representative by notice given to the Company and the Selling Stockholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Lead Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Lead Representative there shall have occurred any Material Adverse Change; or (v) the Company or any TR Entity shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Lead Representative may interfere materially with the conduct of the business and operations of the Company and the TR Entities, considered as one entity, regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholder, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

              Banc of America Securities LLC
              9 West 57th Street
              New York, New York 10019
              Facsimile:  (212) 583-8567
              Attention:  Legal Department

         with a copy to:

              Shearman & Sterling LLP
              599 Lexington Avenue
              New York, New York 10022
              Facsimile:  (212) 848-7179
              Attention:  Christopher C. Paci, Esq.

         If to the Company:

              Texas Roadhouse, Inc.
              6040 Dutchmans Lane
              Suite 400
              Louisville, Kentucky 40205
              Facsimile:  (502) 426-3274
              Attention:  Sheila C. Brown, Esq.

         with a copy to:

              Frost Brown Todd LLC
              400 West Market Street
              Louisville, Kentucky 40202
              Facsimile:  (502) 581-1087
              Attention:  William Strench, Esq.

         If to the Selling Stockholders (by certified mail):

              The Committee for the Selling Stockholders of Texas Roadhouse, Inc.
              c/o Texas Roadhouse, Inc.
              6040 Dutchmans Lane
              Suite 400
              Louisville, Kentucky 40205
              Facsimile:  (502) 426-3274
              Attention:  Sheila C. Brown, Esq.

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 17. FAILURE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER COMMON SHARES. If any of the Primary Selling Stockholders shall fail to sell and deliver to the Underwriters the Firm Common Shares to be sold and delivered by such Primary Selling Stockholder at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Lead Representative to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the Firm Common Shares which the Company and the other Primary Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If any Secondary Selling Stockholder shall fail to sell and deliver to the Underwriters the Optional Common Shares to be sold and delivered by such Secondary Selling Stockholder at the Second Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Lead Representative to the Company and the Secondary Selling Stockholders, either (i) terminate this Agreement with respect to such Optional Common Shares without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the Optional Common Shares which the Company and the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof and, if Mr. Taylor is not a defaulting Selling Stockholder, at the Underwriters' option, purchase from Mr. Taylor the number of Optional Common Shares which any such defaulting Selling Stockholder has agreed to sell and deliver in accordance with the terms hereof. If the Underwriters elect to purchase from Mr. Taylor the number of Optional Common Shares which any defaulting Selling Stockholder had agreed to sell and deliver in accordance with the terms hereof, Mr. Taylor shall be obligated to sell and deliver such additional number of Optional Common Shares. If any Selling Stockholder shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholder pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Lead Representative to the Company and the Selling Stockholders, to postpone the First Closing Date or the Second Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter, the QIU, any person controlling any Underwriter, the QIU, the Company, the officers or employees of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' officers and employees, the QIU, the QIU officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Common Shares from any of the several Underwriters merely because of such purchase.

                              [Signatures follow.]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Attorneys-in-Fact on behalf of the Selling Stockholders the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        TEXAS ROADHOUSE, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           PRIMARY SELLING STOCKHOLDERS


                                        ----------------------------------------
                                        W. Kent Taylor


                                        ----------------------------------------
                                        G. J. Hart


                                        ----------------------------------------
                                        Steven Ortiz

                                        OTHER SELLING STOCKHOLDERS LISTED ON
                                        SCHEDULE B

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:  Attorney-in-fact

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
SG Cowen & Co., LLC
   Acting as Representatives of the
   several Underwriters named in
   the attached Schedule A.

By:  Banc of America Securities LLC


By:
     -----------------------------------
     Name:
     Title:  Managing Director

                                                                      SCHEDULE A


                                                                     NUMBER OF
                                                                       FIRM
                                                                      COMMON
                                                                   SHARES TO BE
UNDERWRITERS                                                         PURCHASED
------------                                                       ------------

Banc of America Securities LLC...................................         [___]
Wachovia Capital Markets, LLC....................................         [___]
RBC Capital Markets Corporation..................................         [___]
SG Cowen & Co., LLC..............................................         [___]

         Total...................................................     9,108,408

                                                                      SCHEDULE B

                                                                     NUMBER OF FIRM      MAXIMUM NUMBER OF
                                                                    COMMON SHARES TO      OPTIONAL COMMON
                                                                         BE SOLD         SHARES TO BE SOLD
                                                                         -------         -----------------

PRIMARY SELLING STOCKHOLDER:
(ALSO A MANAGEMENT SELLING STOCKHOLDER)

W. Kent Taylor
974 Breckinridge Lane, Suite 225
Louisville, Kentucky 40207 .................................             2,500,000             1,366,261*

OFFICER SELLING STOCKHOLDERS
(EACH ALSO A MANAGEMENT SELLING STOCKHOLDER):

G.J. Hart
2921 Barrickman Lane
Goshen, Kentucky 40026 .....................................               218,758                    --

Steven L. Ortiz
36 Remington
Highland Village, Texas 75077 ..............................               139,650                    --

OTHER SELLING STOCKHOLDERS:

PMB Holdings LLC
974 Breckinridge Lane, Suite 225
Louisville, Kentucky 40207 .................................                    --                35,000

Zitro Partners, Ltd.
36 Remington
Highland Village, Texas 75077 ..............................                    --                60,000

George S. Rich
2016 Wiltonwood Road
Stevenson, Maryland 21153 ..................................                    --                50,000

Bruce Hornbuckle
#4 Deer Ridge
Texarkana, Texas 75502 .....................................                    --                 7,943

LD Holdings, LLC
3619 Trail Ridge Road
Louisville, Kentucky 40241 .................................                    --                35,000

Randall Scott Milby
2215 Green Creek Road
Cedar Falls, Iowa 50613 ....................................                    --                 6,500
                                                                      ------------          ------------


                                      B-1

                                                                     NUMBER OF FIRM      MAXIMUM NUMBER OF
                                                                    COMMON SHARES TO      OPTIONAL COMMON
                                                                         BE SOLD         SHARES TO BE SOLD
                                                                         -------         -----------------

Gerald L. Morgan
10 Red Bluff Court
Mansfield, Texas 76063 .....................................                    --                 4,750

Gary Newton
34 Redfern Lane
Custer, Kentucky 40015 .....................................                    --                 8,160

William B. Rea, Jr.
1218 Swan Court
Punta Gorda, Florida 33950 .................................                    --                29,688

William F. Rienhoff, IV
913 Drohomer Place
Baltimore, Maryland 21210 ..................................                    --                11,875

Bryan S. Sharff
129 Lakeland Drive
Sterling, Virginia 20164 ...................................                    --                11,875

John Swope
1611 Doral
Longview, Texas 75605 ......................................                    --                 5,000

Taylor Family Partners
974 Breckinridge Lane, Suite 225
Louisville, Kentucky 40207 .................................                    --                60,000

Bosworth M. Todd
421 Lightfoot Road
Louisville, Kentucky 40207 .................................                    --                 7,000

G. Townsend Underhill, III
11300 Nutwood Road
Louisville, Kentucky 40223 .................................                    --                 7,125

Jeffery A. Underhill
1239 Westlynne Way
Louisville, Kentucky 40222 .................................                    --                 7,125

Texas Roadhouse, Inc. ......................................             6,250,000               331,481

                                                                      ------------          ------------
         Total .............................................             9,108,408             1,366,261
                                                                      ============          ============


                                      B-2

                                                                     NUMBER OF FIRM      MAXIMUM NUMBER OF
                                                                    COMMON SHARES TO      OPTIONAL COMMON
                                                                         BE SOLD         SHARES TO BE SOLD
                                                                         -------         -----------------




*In the event any Selling Stockholder (other than Mr. Taylor) shall fail to sell and deliver to the Underwriters any Optional Common Shares such Selling Stockholder has agreed to sell on the Second Closing Date, the Underwriters may elect to purchase such Optional Common Shares from Mr. Taylor pursuant to
Section 17 of the Agreement.

                                                                      SCHEDULE C

            BENEFICIAL OWNERS REQUIRED TO DELIVER LOCK-UP AGREEMENTS
                            PURSUANT TO SECTION 5(K)

W. Kent Taylor
John D. Rhodes III, MD
George S. Rich
Amar Desai
Mehendra Patel
Steven L. Ortiz
William B. Rea, Jr.
John Moores
Paul A. Gross
Joe Dulworth
David Bell
Karen Hill
Gerard J. Hart
Ortiz/College Station, Ltd.
Dr. Steven M. DeMunbrun
Oritz/Corpus Christi, Ltd.
Jim Broyles
Ortiz/Live Oak, Ltd.
Brian Judd
Ortiz/Houston, Ltd.
Bosworth Todd
Randall Clark
Aditi Desai
Lopa Desai
Angat Patel
Anuj Patel
Jeff Read
Caitlin Rhodes
John Rhodes IV
Keeley Rhodes
Robert A. Johnson
George Lask
Howard Dohrman
Ortiz/Tyler, Ltd.
LD Holdings LLC
PNC Bank fbo Charles David Wilson
William G. Strench
Bryan S. Sharff
Consolidated Roadhouse, LLC
Martin T. Hart

Rosendo G. Parra
Michael J. Payne
Sammy Nixon
Elizabeth B. Dohrman
William W. Wemple
Gerald L. Morgan
Gregory L. Beckel
Tom Burridge
Stephen Joel Ross
William F. Rienhoff IV
Bruce Hornbuckle
Glenn Henderson
Scott W. Dolson
David Ederati
Scott A. Gregor
John D. Beck
Regina A. Tobin
David M. Prolman
Sheila C. Brown
Ernesto Hernandez
Smita Patel
Randall Scott Milby
G. Townsend Underhill III

                                                                       EXHIBIT A

                  THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT A AT THE TIME THIS AGREEMENT IS EXECUTED.

         Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (iv) Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated or formed and is validly existing as a corporation or company under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best knowledge of such counsel, is duly qualified as a foreign corporation or company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

         (v) All of the issued and outstanding capital stock or equity interests of each such significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance (except for any security interest, mortgage, pledge, lien or encumbrance securing the Company's obligations under the New Credit Agreement) or, to the best knowledge of such counsel, any pending or threatened claim.

         (vi) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders and the shares of Common Stock issued in connection with the Reorganization) have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of


                                    EXH. A-1
such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, otherwise.

         (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (ix) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

         (x) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

         (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

         (xii) The Common Shares have been approved for listing on the Nasdaq National Market.

         (xiii) The statements (i) in the Prospectus under the captions "Description of Capital Stock", "Summary--Background to the Offering", "Business--Litigation", "Business--Intellectual Property", "Certain Relationships and Related Transactions", "Shares Eligible for Future Sale", "Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Class A Common Stock" and "Underwriting" and (ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the


                                    EXH. A-2

Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

         (xiv) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

         (xv) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

         (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

         (xvii) The execution and delivery of each of the Reorganization Agreements by the Company and the performance by each TR Reorganization Party of its obligations thereunder (i) have been duly authorized by all necessary entity action on the part of the TR Reorganization Parties (ii) will not result in any violation of the provisions of the charter, by-laws or formation documents of the Company, TR Holdings or any of their subsidiaries; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, TR Holdings or any of their subsidiaries pursuant to, (A) the New Credit Agreement, or (B) to the best knowledge of such counsel, any other material Existing Instrument; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, TR Holdings or any of their subsidiaries.

         (xviii) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered)
(i) have been duly authorized by all necessary corporate action on the part of the Company (ii) will not result in any violation of the provisions of the charter, by-laws or formation documents of the Company, TR Holdings or any of their subsidiaries; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, TR Holdings or any of their subsidiaries pursuant to, (A) the New Credit Agreement, or (B) to the best knowledge of such counsel, any other material Existing Instrument; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, TR Holdings or any of their subsidiaries.

          (xix) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.


                                    EXH. A-3

         (xx) To the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, other than the Selling Stockholders.

         (xxi) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter, by-laws or formation documents or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         (xxii) The Reorganization as described in the Underwriting Agreement and the Prospectus has been completed in accordance with the terms of the Reorganization Agreements and applicable state and federal law.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the Commonwealth of Kentucky or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; PROVIDED, HOWEVER, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such


                                    EXH. A-4
opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.





                                    EXH. A-5

                                                                       EXHIBIT B

                  THE FINAL OPINION IN DRAFT FORM RELATING TO EACH OR ALL OF THE SELLING STOCKHOLDER SHOULD BE ATTACHED AS EXHIBIT B AT THE TIME THIS AGREEMENT IS EXECUTED.

         The opinion of such counsel pursuant to Section 5(h) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

         (i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

         (ii) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement and the Custody Agreement and its Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, the charter, by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of the Selling Stockholder.

         (iii) The Selling Stockholder has good and valid title to all of the Common Shares which may be sold by the Selling Stockholder under the Underwriting Agreement and has the legal right and power, and all authorizations and approvals required to enter into the Underwriting Agreement and the Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Common Shares which may sold by the Selling Stockholder under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement, the Custody Agreement and its Power of Attorney.

         (iv) Each of the Custody Agreement and the Power of Attorney of the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (v) Assuming that (i) the certificate or certificates representing the Common Shares to be sold by the Selling Stockholder pursuant to the Underwriting Agreement have been effectively indorsed in blank in accordance with Kentucky UCC Article 8 and (ii) neither the Underwriters, nor the agents acquiring possession of such Common Shares on their behalf, have notice of any adverse claim to such Common Shares, then, upon the Underwriters' acquiring possession of such certificate or certificates for such Common Shares (or the agent's acquiring possession of such certificate or certificates for such Common Shares on the Underwriters' behalf) and paying the purchase price therefore pursuant to the Underwriting Agreement, each Underwriter will be a "protected purchaser" of such Common Shares to be purchased by it (within the meaning of Section 8-303 of the Kentucky UCC) and will acquire its interest in such Common Shares (including, without limitation, all rights that the Selling Stockholder had or has the power to


                                    EXH. B-1
transfer in such Common Shares) with good and valid title and free and clear of any security interest, mortgage, pledge, lieu encumbrance or any adverse or other claim.(2)

         (vi) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by the Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the Commonwealth of Kentucky or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; PROVIDED, HOWEVER, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders (or any of them) and public officials.

----------
(2) May require separate counsel opinion depending on location of Custodian.





                                    EXH. B-2

                                                                       EXHIBIT C

                            LOCK-UP LETTER AGREEMENT

Banc of America Securities LLC
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
SG Cowen & Co., LLC
   As Representatives of the several Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY ,10019

         RE: TEXAS ROADHOUSE, INC. (THE "COMPANY")

Ladies and Gentlemen:

                  The undersigned (the "UNDERSIGNED") understands that the Company proposes to carry out a public offering (the "OFFERING") of shares of Class A Common Stock (the "COMMON STOCK") for which you will act as the representatives of the underwriters of the Offering. Prior to the Offering, the Company will undertake a corporate reorganization (the "REORGANIZATION") pursuant to which certain Texas Roadhouse entities (the "EXISTING TEXAS ROADHOUSE ENTITIES") will be merged into subsidiaries of the Company. The Undersigned is the owner of record or beneficially of certain equity interests, or options to acquire such equity interests, in one or more of the Existing Texas Roadhouse Entities (the "EXISTING TR EQUITY INTERESTS"). Upon completion of the Reorganization, the Undersigned will receive, and will become the record or beneficial owner of, shares of Common Stock or options to acquire Common Stock in exchange for the Existing TR Equity Interests.

                  The Undersigned recognizes that the Offering will be of benefit to the Undersigned and will benefit the Company. The Undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the Undersigned contained in this Lock-Up Letter Agreement in carrying out the Offering and in entering into underwriting arrangement with the Company with respect to the Offering.

                  In consideration of the foregoing, the Undersigned hereby agrees that the Undersigned will not, (and will cause any spouse or immediate family member of the spouse or the Undersigned living in the Undersigned's household not to), without the prior written consent of Banc of America Securities LLC and Wachovia Capital Markets, LLC, as the lead representatives of the underwriters (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, its Existing TR Equity Interests (other than in connection with the Reorganization) or any shares of Common Stock or options to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, currently or


                                    EXH. C-1
hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the Undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. In addition, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Undersigned understands that the Company or the underwriters will notify the Undersigned of any such extension of the lock-up period.

                  The foregoing paragraph shall not apply to (i) any shares of Common Stock to be sold in the Offering, (ii) any shares of Common Stock or other securities acquired in open market transactions after completion of the Offering, (iii) bona fide gifts, (iv) the exercise of any options to acquire shares of Common Stock, but not the sale or other transfer of the shares of Common Stock issued in connection with such exercise, (v) sales or other dispositions of shares of Common Stock or other securities, in each case, that are made for estate planning purposes exclusively and are between or among the Undersigned, members of the Undersigned's immediate family or affiliates (as defined in Rule 144(a)(i) of the Securities Act of 1933, as amended) of the Undersigned (including family trusts, family corporations, family limited liability companies or family partnerships); PROVIDED, HOWEVER, that it shall be a condition to any transfer made pursuant to clause (iii), (iv) or (v) that the transferee executes and delivers to Banc of America Securities LLC an agreement stating that the transferee is receiving and holding the Common Stock or other securities subject to the provisions of this Lock-Up Letter Agreement, and there shall be no further transfer of such Common Stock or other securities except in accordance with this Lock-Up Letter Agreement.

                  The Undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the Undersigned except in compliance with the foregoing restrictions.

                  With respect to the Offering only, the Undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock to be owned either of record or beneficially by the Undersigned, including any rights to receive notice of the Offering.

                  It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, or if the underwriting agreement between the Company and you (the "UNDERWRITING AGREEMENT") does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock, or if the completion of the Offering shall not have occurred prior to December 31, 2004, the Undersigned will be released from its obligations under this Lock-Up Letter Agreement.


                                    EXH. C-2

                  This Lock-Up Letter Agreement terminates and supercedes any prior agreements between the Undersigned and any Existing Texas Roadhouse Entity that would otherwise restrict the disposition of the shares of Common Stock after the date of the final prospectus relating to the Offering.

                  The Undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the Undersigned will execute any additional documents necessary in connection with the enforcement hereof. This Lock-Up Letter Agreement is irrevocable and will be binding on the Undersigned and the respective successors, heirs, personal representatives, and assigns of the Undersigned.


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        Printed Name of Holder



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              Signature
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)





                                    EXH. C-3